UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2011, Exactech, Inc. (the “Company”) and Dr. William Petty, the Company’s Chief Executive Officer and Chairman of the Board of Directors, executed an amendment to the employment agreement, dated March 31, 2008, between Dr. Petty and the Company. The amendment to the employment agreement extends the current term under Dr. Petty’s employment agreement with the Company, which was due to expire on December 31, 2010, to March 31, 2011 with the subsequent term to begin on April 1, 2011. The amendment will provide for the continuation of such term pending renegotiation of a new employment agreement. All other terms to the employment agreement remain unchanged. The amendment to the employment agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to employment agreement between Exactech, Inc. and R. William Petty, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: January 14, 2011	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to employment agreement between Exactech, Inc. and R. William Petty, M.D.